For Release March 26, 2008 8:00 AM EDT, 5:00 AM PDT

LiveWorld Announces Fourth Quarter and Fiscal 2007 Financial Results: Company Sees Double-Digit
Growth Year-Over-Year in Diversifying its Revenue Base

San Jose, CA & LONDON – March 26, 2008 – LiveWorld, Inc. (OTCBB: LVWD.OB), a leading online social network marketing agency, today announced financial results for the fourth quarter and the full year ended December 31, 2007. For fiscal 2007, LiveWorld reported revenues of approximately $10.9 million, up from approximately $9.8 million reported for fiscal 2006, or growth of 10% year-over-year. This includes 89% year-over-year growth excluding revenues from the company’s two largest clients, AOL US and eBay. The Company continued to demonstrate progress in winning new clients through the expanded sales of its flagship private-label social network solution, the LiveWorld Community Center.

“We’re pleased with our substantial growth in diversifying our revenue base,” said Peter Friedman, Chairman & CEO of LiveWorld. “The growth of new business beyond our largest two clients is on target with our strategy and reflects that social network marketing and branded communities are becoming mainline marketing venues for leading brands.”

The Company reported in its SEC filing, that new clients for the past year include: The Aspen Institute, BBC Worldwide, The Campbell Soup Company (additional brands), The Hillary Clinton For President Campaign, Kraft Foods (additional brands and country), HSBC, LeapFrog, Marriott, Mattel, MindShare, Neutrogena, Scientific American, Sony Ericsson, and TJX.

Revenues: For the fourth quarter of 2007, LiveWorld reported revenues of approximately $3.0 million, up from approximately $2.9 million reported for the fourth quarter 2006. This includes fourth quarter 41% year-over-year growth excluding revenues from the company’s two largest clients, AOL US and eBay. Total revenues for the fourth quarter grew approximately 6%, as compared to the $2.8 million reported in the third quarter of 2007.

Cash Used in Operations: For fiscal 2007 the Company used cash in operating activities of approximately $906,000. This reduction in cash generation is a result of the expansion of personnel to develop sales opportunities, as well as, delivering on client projects and new development work. Additionally the Company saw its deferred revenues increase by approximately $200,000 from December 31, 2006 to a total of $727,000 as of December 31, 2007.

Net Loss Including the Impact of Non-Cash Stock Expense: The net loss for fiscal 2007, including non-cash expense was approximately $2.4 million, or a loss of $0.08 per share. The net loss included non-cash expenses of approximately $1.1 million. This compares to a net loss for fiscal 2006 of approximately $263,000, or a loss of $0.01 per share. The net loss included non-cash expenses of $639,000 for the year ended December 31, 2006.

Cash: The Company ended fiscal 2007 with approximately $2.0 million in cash and cash equivalents. The Company stated that it has demonstrated historically over multiple years that it can manage its business to be net cash positive from operating activities. Cash flow in 2007 was consistent with the Company’s intended goal and strategy to use cash to invest in a foundation for business growth. Given the current state of the economy and stock market the Company intends to more conservatively manage cash flow in 2008. Cash flow from operations for 2008 may or may not be net positive and will vary from quarter to quarter. However the Company intends to manage the cash flow such that cash flow from operations and from its current cash balance is more than enough to sustain the business.

About LiveWorld, Inc.

LiveWorld (www.liveworld.com) is the leader in the social network marketing industry, creating innovative online communities that help clients build loyalty, brand awareness, customer engagement, customer care and business intelligence venues.  The company provides Fortune 1000 clients overall social network marketing strategy, brand consulting, community management, design, development and hosting of private-label social network sites, and moderation services for these online communities, as well as for any user content site.  Applications and moderation services include rich profiles, forums, blogs, photos, user video, customer support forums, groups and interactive webcasts.

With 20 years of experience, an extensive applications hosting platform, and a track record of delivering over 1 million hours of moderation services, LiveWorld offers its clients a team of experienced community managers and moderators who oversee activity and user content online. LiveWorld deploys its services in more than 60 country-language combinations, and is the trusted partner of leading brands worldwide, including: A&E, The Campbell Soup Company, The Coca Cola Company, eBay, HBO, The Hillary Clinton For President Campaign, Kraft Foods, LeapFrog, MINI Cooper USA, Scientific American, QVC and many others.

LiveWorld is headquartered in San Jose, California with additional offices in New York City and London.  For further information visit www.liveworld.com

“Safe Harbor” Statement Under The Private Securities Litigation Reform Act:

This press release may contain forward-looking information concerning LiveWorld’s plans, objectives, future expectations, forecasts and prospects. These statements may include those regarding LiveWorld’s current or future financial performance including but not limited to lists of clients, revenue and profit, use of cash, investments, relationships and the actual or potential impact of stock option expense, and the results of its product development efforts. Actual results may differ materially from those expressed in the forward looking statements made as a result of, among other things, final accounting adjustments and results, LiveWorld’s ability to attract new clients and preserve or expand its relationship with existing clients, LiveWorld’s ability to retain and attract high quality employees, including its management staff, the ability to deliver new innovative products in a timely manner, changing accounting treatments, and other risks applicable to the Company. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and the Company undertakes no obligation to update these forward-looking statements to reflect subsequent events or circumstances. For a detailed discussion of these and other risk factors, please refer to LiveWorld’s Report on Form 10-K dated March 25, 2008. You can obtain a copy of the Form 10-K on the SEC’s Web site (www.sec.gov).

LiveWorld Contacts
PR Contact: Barbara Krause: Krause Taylor Associates barbara@krause-taylor.com Ph: 408-918-9081
IR Contact: David Houston: LiveWorld, Inc. ir@liveworld.com Ph: 408-615-8496

LIVEWORLD INC.
BALANCE SHEETS
(In thousands, except per share data)
	December 31,
	2006		2007
ASSETS
Current assets
	$		$
Cash and cash equivalents		3,217		2,020
Accounts receivable, net		1,222		1,394
Accrued development and set up fees		72		—
Prepaid expenses		47		82
Other current assets		13		8

Total current assets		4,571		3,504
Property and equipment, net		1,110		908
Investment in joint venture		977		817
Other assets		4		5

	$		$
Total assets		6,662		5,234

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
	$		$
Accounts payable		343		555
Accrued salaries and wages		91		38
Accrued vacation		278		413
Due to officer		34		4
Accrued liabilities		73		135
Current portion of capital lease obligations		53		100
Deferred revenue		527		727

Total current liabilities		1,399		1,972
Long-term capital lease obligation		121		150

Total liabilities		1,520		2,122
Stockholders’ equity
Common stock: $0.001 par value, 100,000,000 shares authorized 30,682,811 and 30,862,811 issued and outstanding at December 31, 2006 and 2007, respectively		31		31
Additional paid-in capital		139,589		139,932
Accumulated deficit		(134,478)		(136,851)

Total stockholders’ equity		5,142		3,112

	$		$
Total liabilities and stockholders’ equity		6,662		5,234

LIVEWORLD, INC.
STATEMENTS OF OPERATIONS
(In thousands, except per share data)
	December 31,
	2005		2006		2007
Total revenues		$9,635		$9,834		$10,863
Cost of revenues		4,163		3,942		4,368

Gross margin		5,472		5,892		6,495
Operating expense
Product development		1,362		1,750		2,804
Sales and marketing		1,465		1,847		2,463
General and administrative		1,685		2,568		3,296
Stock based compensation		513		110		293

Total operating expense		5,025		6,275		8,856

Income (loss) from operations		447		(383)		(2,361)
Other income (expense)
Interest income, net		46		138		162
Loss on sale of assets		(62)		—		—
Settlement income, net		203		67		—

Income (loss) before tax		634		(178)		(2,199)
Provision for income taxes		(10)		(51)		(14)

Equity in net loss of unconsolidated affiliate		—		(34)		(160)

	$
Net income (loss)		624		$(263)		$(2,373)

Basic net income (loss) per share		$0.02		$(0.01)		$(0.08)

Shares used in computing basic income (loss) per share		26,554,861		27,916,238		30,785,005
Diluted net income (loss) per share		$0.01		$(0.01)		$(0.08)

Shares used in computing diluted income (loss) per share		42,583,606		27,916,238		30,785,005
Departmental allocation of stock-based compensation:
			$		$
Product development		$172		50		143
Sales and marketing		175		25		60
General and administrative		166		35		90

			$		$
Total stock-based compensation		$513		110		293

LIVEWORLD, INC.
STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2005, 2006 and 2007
(In thousands)
	2005	2006	2007
Cash flows from operating activities:
Net income (loss)	$624	$(263)	$(2,373)
Adjustments to reconcile net income (loss) provided by (used in) operating activities:
Depreciation of long-lived assets	238	495	619
Stock-based compensation	513	110	293
Loss on sale of assets	62	—	—
Equity in net loss of unconsolidated affiliate	—	34	160
Changes in operating assets and liabilities:
Accounts receivable	(228)	(405)	(172)
Accrued development and setup fees	—	(72)	72
Other assets	(72)	81	(31)
Accounts payable	(190)	282	212
Accrued liabilities	195	94	114
Deferred revenue	(47)	285	200

Net cash provided by (used in) operating activities	1,095	641	(906)

Cash flows from investing activities:
Purchase of property and equipment	(750)	(656)	(417)
Investment in joint venture	—	(250)	—
Proceeds from repayment of note receivable from stockholder	6	87	—
Proceeds from sale of property	62	—	—

Net cash used in investing activities	(682)	(819)	(417)

Cash flows from financing activities:
Increase in obligation under capital lease	—	—	134
Payments on capital lease obligation	—	—	(58)
Proceeds from exercise of stock options	3	71	50
Proceeds from issuance of common stock	—	2,102	—
Repurchase of common stock	—	(204)	—

Net cash provided by financing activities	3	1,969	126

Change in cash and cash equivalents	416	1,791	(1,197)
Cash and cash equivalents, beginning of period	1,010	1,426	3,217

Cash and cash equivalents, end of period	$1,426	$3,217	$2,020

Supplemental disclosure of non-cash financing and investing activities:
Acquisition of equipment under capital leases	$—	$174	$111

Warrants issued in connection to the investment in the L.L.C	$—	$761	$—

Supplemental disclosure of non-cash financing and investing activities:
Income tax paid	$11	$54	$13

Interest expense paid	$—	$—	$15